                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-91339 and 333-37730) of Retek Inc. of our report dated July 24, 2000 relating to the financial statements of HighTouch Technologies, Inc., for the period from April 1, 1999 to December 21, 1999 and our report dated July 24, 2000 relating to the financial statements of HighTouch Technologies, Inc., for the period from December 22, 1999 to
March 31, 2000 which appears in the Current Report on Form 8-K/A of
Retek Inc. dated June 25, 2000.


                                                  /s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota
July 25, 2000